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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (File Nos. 33-43512, 333-45302, 333-83958, 333-50808,
333-61758 and 333-83958) and on Form S-8 (File Nos. 33-5465, 2-71457, 333-02563,
333-25563, 333-60776 and 333-72542) of TECO Energy, Inc. of our report dated Jan. 11, 2002, except for the information in Note O as to which the dates are Jan. 23, 2002, Feb. 1, 2002 and Feb. 7, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


Tampa, Florida
Mar. 28, 2002